SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date  of Report September 1, 2000               Commission File No. 333-76649
(Date  of  earliest  event  reported)

                        SALEM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 77-0121400
 (State  or  other  jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation  or  organization)

                         4880 SANTA ROSA ROAD, SUITE 300
                          CAMARILLO, CALIFORNIA  93012
                    (Address of principal executive offices)

                                 (805) 987-0400
               Registrant's telephone number, including area code











































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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On September 1, 2000, Salem Communications Corporation, (the "Company"), completed its asset exchange with Cox Radio, Inc. to exchange the assets of radio station KKHT-FM (Houston, Texas) for the assets of radio stations WALR-FM (Atlanta, Georgia), KLUP-AM (San Antonio, Texas) and WSUN-AM (Tampa, Florida). The acquired assets consist principally of FCC licenses and tangible assets used in the radio broadcasting business. The Company did not acquire the format or intellectual property of WALR-FM or WSUN-AM. The parties have estimated the value of assets exchanged by each party to be approximately $80 million.


ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial  Statements  of  Businesses  Acquired.

     Since the substantial portion of the assets acquired relate to WALR-FM and the Company did not acquire the related format or intellectual property, historical financial statements would not be meaningful to readers of this report.

     (b)  Pro  Forma  Financial  Information.

     At the time of this report on Form 8-K, it is not practical to provide the pro forma financial information required by Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, pro forma financial information reflecting the disposition of KKHT-FM and the acquisition of assets will be filed within 60 days of the due date of this filing by an amendment to this report on Form 8-K/A. Since the substantial portion of the assets acquired relate to WALR-FM and the Company did not acquire the related format or intellectual property, a pro forma statement of operations reflecting the acquisition would not be meaningful to readers of this report.

     (c)  Exhibits.

EXHIBITS

10.08.06* Asset Exchange Agreement dated as of May 31, 2000 by and among Salem; South Texas Broadcasting, Inc.; Cox Radio, Inc.; and CXR Holdings, Inc. (WALR-FM, Athens, GA; WSUN-AM, Plant City, FL, KLUP-AM, Terrell Hills, TX, KKHT-FM, Conroe, TX).


* Incorporated by reference to the exhibit of the same number of the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2000.








































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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SALEM  COMMUNICATIONS  CORPORATION


Date:  September  18,  2000

                         By:  /s/  EDWARD  G.  ATSINGER  III
                         --------------------------------------
                         Edward  G.  Atsinger  III
                         President  and  Chief  Executive  Officer


Date:  September  18,  2000

                         By:  /s/  EILEEN  E.  HILL
                         --------------------------------------
                         Eileen  E.  Hill
                         Vice President Financial Planning and Analysis (Principal Financial Officer)